EXHIBIT 99.01


FOR IMMEDIATE RELEASE                      Contact person(s): W. Garth Sprecher
                                                                  (717)738-8304


                   D&E to Buy Back $2,000,000 of Common Shares


EPHRATA, Pa., October 22, 1998 -- D&E Communications, Inc. (NASDAQ:DECC), a holding company with telecommunications services and subsidiaries and investees, reported today that its Board of Directors authorized the repurchase of up to $2,000,000 worth of its shares of common stock from time to time on the open market or in private transactions, as conditions indicate.

     D&E said it plans to use the reacquired shares for its incentive compensation programs, Dividend Reinvestment Plan, and for other corporate purposes.

     D & E Communications, Inc. is a full-service telecommunications company based in Lancaster County, PA. Through its subsidiaries and affiliated companies, D&E Communications offers both local and long distance service, wireless service, Internet service, paging, voice, data and video communications equipment, and computer networking services.

     Comprehensive information about D&E Communications is available on the World Wide Web at http:www.detele.com.


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